Exhibit 16.1

June 16, 2017

Securities and Exchange Commission

Washington,  D.C. 20549

Commissioners:

We have read PetroShare Corp.’s statements included under Item 4.01 of its Form 8-K filed on June 16, 2017, and we agree with such statements concerning our firm.